                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington,  D.C. 20549

                      -----------------------------------

                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO
                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 26, 2001

                        Education Management Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                 000-21363              25-1119571
  ----------------------------       ------------          -------------------
  (State or other jurisdiction       (Commission           (IRS Employer
        of incorporation)            File Number)          Identification No.)

        300 Sixth Avenue, Suite 800, Pittsburgh, PA 15222
        ---------------------------------------------------
        (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code  (412) 562-0900

     On October 11, 2001, Education Management Corporation ("EDMC") filed an initial Current Report on Form 8-K with the Securities and Exchange Commission, reporting the closing in escrow of its purchase of 4.9 million shares of Class A Common Stock, $.01 par value per share of Argosy Education Group Inc. ("Argosy"). This report amends Item 7, Financial Statements and Exhibits, to include the historical financial statements of Argosy and the pro forma financial information, as required by Item 7.

Item 7.    Financial Statements and Exhibits

     (a)   Financial Statements of Businesses Acquired                               PAGE
           (i)    Report of Independent Public Accountants                           F-1

           (ii)   Consolidated Balance Sheets
                   as of August 31, 1999 and 2000 (audited)                          F-2

           (iii)  Consolidated Statements of Operations for the
                  years ended August 31, 1998, 1999, and 2000 (audited)              F-3

           (iv)   Consolidated Statements of Cash Flows for the years
                  ended August 31, 1998, 1999, and 2000 (audited)                    F-4

           (v)    Consolidated Statements of Shareholders' Equity
                  for the years ended August 31, 1998, 1999, and 2000
                  (audited)                                                          F-5

           (vi)   Notes to Consolidated Financial Statements                         F-7

           (vii)  Condensed Consolidated Balance Sheets as of
                  May 31, 2001 (unaudited) and August 31, 2000 (audited)             F-25

           (viii) Condensed Consolidated Statements of Operations
                  for the three months and nine months ended May 31, 2000
                  and 2001 (unaudited)                                               F-26

           (ix)   Condensed Consolidated Statements of Cash Flows
                  for the nine months ended May 31, 2000 and 2001 (unaudited)        F-27

           (x)    Notes to Condensed Financial Statements                            F-28

     (b)   Pro forma financial information (unaudited)

           (i)  Pro Forma Condensed Consolidated Balance Sheet                       F-35

           (ii) Pro Forma Consolidated Statement of Income                           F-36

     (c)  Exhibits


Exhibit
Number        Description
------        -----------


2.1 Stock Purchase Agreement dated July 9, 2001, by and between Education Management Corporation and Michael C. Markovitz (incorporated herein by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q filed by Argosy Education Group, Inc. filed for the quarterly period ended May 31, 2001).

2.2 Joinder Agreement dated September 26, 2001, by and between Education Management Corporation, Michael C. Markovitz, The MCM Trust and the Michael C. Markovitz Dynastic Trust (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Argosy Education Group, Inc. to report an event dated September 26, 2001).

2.3 Agreement and Plan of Merger dated July 9, 2001, among Argosy Education Group, Inc., Education Management Corporation and HAC Inc. (incorporated herein by reference to Exhibit 2.1 of Argosy Education Group, Inc.'s Quarterly Report on Form 10-Q filed for the quarterly period ended May 31, 2001).

2.4 Irrevocable Proxy and Power of Attorney given by Dr. Markovitz to Education Management Corporation (incorporated herein by reference to Exhibit 6 of Education Management Corporation's
              Schedule 13D filed on October 9, 2001).

23.1 Consent of Arthur Andersen LLP, independent public accountants for Argosy Education Group, Inc., filed herewith.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Argosy Education Group, Inc.:

   We have audited the accompanying consolidated balance sheets of ARGOSY EDUCATION GROUP, INC. (an Illinois corporation) AND SUBSIDIARIES as of August 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended August 31, 2000 (as restated --see Note 2). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Argosy Education Group, Inc. and Subsidiaries as of August 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended August 31, 2000 in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Chicago, Illinois
March 1, 2001

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                               August 31,
                                                          --------------------
                                                              2000      1999
                         ASSETS                           ------------ -------
                                                          As Restated,
                                                           See Note 2
                                                          ------------
Current Assets:
  Cash and cash equivalents..............................   $ 8,112    $ 8,980
  Short-term investments.................................     7,787      6,027
  Receivables--
    Students, net of allowance for doubtful accounts of
     $311 and $316 at August 31, 2000 and 1999,
     respectively........................................     2,178        988
    Other................................................       507        605
  Due from related entity................................        49         49
  Prepaid taxes..........................................       215        614
  Prepaid expenses.......................................       409        387
  Deferred tax assets....................................       286        274
                                                            -------    -------
      Total current assets...............................    19,543     17,924
                                                            -------    -------
Property and equipment, net..............................     6,307      5,617
                                                            -------    -------
Other assets:
  Non-current investments................................       200      2,745
  Deposits...............................................       159        166
  Deferred tax assets....................................     1,680        568
  Advances to John Marshall..............................       724        500
  Intangibles, net.......................................     6,687      6,799
                                                            -------    -------
      Total other assets.................................     9,450     10,778
                                                            -------    -------
      Total assets.......................................   $35,300    $34,319
                                                            =======    =======
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt...................   $   796    $   486
  Accounts payable.......................................     1,162      1,109
  Accrued payroll and related expenses...................       634        547
  Accrued expenses.......................................       584        417
  Deferred revenue.......................................     2,760      2,548
                                                            -------    -------
      Total current liabilities..........................     5,936      5,107
                                                            -------    -------
Long-term debt, less current maturities..................     2,604      2,998
Deferred rent............................................       710        610
Commitments and contingencies
Shareholders' equity:
  Class A common stock--30,000,000 shares authorized,
   $.01 par value, 2,059,417 and 2,000,000 issued and
   outstanding at August 31, 2000 and 1999,
   respectively..........................................        21         20
  Class B common stock--10,000,000 shares authorized,
   $.01 par value, 4,900,000 shares issued and
   outstanding at August 31, 2000 and 1999,
   respectively..........................................        49         49
  Additional paid-in capital.............................    25,131     24,871
  Accumulated other comprehensive income.................     1,102        447
  Purchase price in excess of predecessor carry over
   basis.................................................      (720)      (720)
  Treasury stock (482,000 shares of Class A common stock
   at August 31, 2000)...................................    (2,131)       --
  Retained earnings......................................     2,598        937
                                                            -------    -------
      Total shareholders' equity.........................    26,050     25,604
                                                            -------    -------
      Total liabilities and shareholders' equity.........   $35,300    $34,319
                                                            =======    =======

 The accompanying notes are an integral part of these consolidated statements.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                    Years Ended August 31,
                                                 -----------------------------
                                                     2000      1999     1998
                                                 ------------ -------  -------
                                                 As Restated,
                                                  See Note 2
                                                 ------------
Net revenue ....................................   $44,058    $36,866  $29,352
                                                   -------    -------  -------
Operating expenses:
  Cost of education.............................    20,746     18,489   15,075
  Selling expenses..............................     3,837      1,616    1,102
  General and administrative expenses...........    15,107     11,588    9,104
  Related party general and administrative
   expense......................................       --         668    2,271
                                                   -------    -------  -------
    Total operating expenses....................    39,690     32,361   27,552
                                                   -------    -------  -------
    Income from operations......................     4,368      4,505    1,800
                                                   -------    -------  -------
Other income (expense):
  Losses attributable to John Marshall..........    (1,925)       --       --
  Interest income...............................       854        695      357
  Interest expense..............................      (300)      (567)    (601)
  Other expense.................................       (73)        (6)     (12)
                                                   -------    -------  -------
    Total other income (expense), net...........    (1,444)       122     (256)
                                                   -------    -------  -------
    Income before provision for income taxes....     2,924      4,627    1,544
Income Taxes:
  Income tax provision on C corporation income
   subsequent to March 8, 1999..................     1,263        746      --
  Income tax provision on S corporation income
   prior to March 8, 1999.......................       --          62       29
  Deferred income taxes recorded in conjunction
   with termination of S corporation election on
   March 8, 1999................................       --        (764)     --
                                                   -------    -------  -------
    Total income taxes..........................     1,263         44       29
                                                   -------    -------  -------
Net income......................................   $ 1,661    $ 4,583  $ 1,515
                                                   =======    =======  =======
Earnings per share:
  Basic.........................................   $  0.25    $  0.78  $  0.31
                                                   =======    =======  =======
  Weighted average shares outstanding--basic....     6,529      5,870    4,900
                                                   =======    =======  =======
  Diluted.......................................   $  0.25    $  0.78  $  0.31
                                                   =======    =======  =======
  Weighted average shares outstanding--diluted..     6,530      5,870    4,900
                                                   =======    =======  =======


 The accompanying notes are an integral part of these consolidated statements.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                     Years Ended August 31,
                                                   ----------------------------
                                                       2000      1999     1998
                                                   ------------ -------  ------
                                                   As Restated,
                                                    See Note 2
                                                   ------------
Cash flows from operating activities:
 Net income......................................     $1,661    $ 4,583  $1,515
 Adjustments to reconcile net income to net cash
  provided by operating activities--
 Depreciation and amortization...................      1,554      1,405     938
 Deferred taxes..................................     (1,124)      (842)    --
 Losses attributable to John Marshall............      1,925        --      --
 Issuance of stock performance grants............        232        --      --
 Changes in operating assets and liabilities,
  net of acquired businesses--
  Receivables, net...............................     (1,092)      (579)      1
  Inventories....................................        (15)        94      67
  Prepaid expenses...............................        392       (438)   (354)
  Deposits.......................................          7         72     (65)
  Accounts payable...............................         53       (215)    231
  Accrued payroll and related expenses...........         87       (281)    256
  Accrued expenses...............................        167       (367)    284
  Deferred revenue...............................        212        151    (384)
  Deferred rent..................................        100        130      93
                                                      ------    -------  ------
   Net cash provided by operating activities.....      4,159      3,713   2,582
                                                      ------    -------  ------
Cash flows from investing activities:
 Purchase of property and equipment, net.........     (1,875)    (1,889)   (597)
 Sale (purchase) of investments, net.............      1,449     (3,363)  1,784
 Business acquisitions, net of cash acquired.....       (247)      (186) (1,918)
 Advances to John Marshall.......................     (2,149)      (500)     --
                                                      ------    -------  ------
   Net cash used in investing activities.........     (2,822)    (5,938)   (731)
                                                      ------    -------  ------
Cash flows from financing activities:
 Issuance of common stock........................         29     26,040     --
 Offering costs..................................        --      (1,149)    --
 Purchase of treasury stock......................     (2,131)       --      --
 Proceeds from issuance of long-term debt........        380        150   3,029
 Payments of long-term debt......................       (463)    (5,385) (1,271)
 Borrowings from (payments to) related entities,
  net............................................        --          57    (271)
 Shareholder distributions.......................        --     (14,215) (5,340)
 Shareholder note receivable.....................        --       3,278     505
 Payments to former owners of acquired
  businesses.....................................        --        (268)     --
                                                      ------    -------  ------
   Net cash provided by (used in) financing
    activities...................................     (2,185)     8,508  (3,348)
                                                      ------    -------  ------
Effective exchange rate changes on cash..........        (20)       (15)    --
                                                      ------    -------  ------
Net increase (decrease) in cash and cash
 equivalents.....................................       (868)     6,268  (1,497)
Cash and cash equivalents, beginning of year.....      8,980      2,712   4,209
                                                      ------    -------  ------
Cash and cash equivalents, end of year...........     $8,112    $ 8,980  $2,712
                                                      ======    =======  ======
Supplemental disclosures of cash flow
 information:
 Cash paid for--
 Interest........................................     $  297    $   584  $  549
 Taxes...........................................      1,989      1,524      41
                                                      ======    =======  ======
Supplemental disclosure of non-cash investing and
 financing activities:
 Acquisitions of various schools and businesses--
 Fair value of assets acquired...................     $  100    $ 1,561  $3,346
 Net cash used in acquisitions...................       (247)      (186) (1,918)
                                                      ------    -------  ------
   Liabilities assumed or incurred...............     $ (147)   $ 1,375  $1,428
                                                      ======    =======  ======

Supplemental disclosure of non-cash shareholder activities:

   On August 30, 1998, the shareholder of the Company issued a note to the Company in the form of a capital contribution totaling $6,000,000.

   During 1999, the Company received marketable securities with a fair market value of approximately $2,722,000 from the shareholder for partial repayment of the shareholder note receivable.

 The accompanying notes are an integral part of these consolidated statements.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (Dollars in thousands)

                                             Class A            Class B
                                        ------------------ ------------------
                                        Common Stock $.01  Common Stock $.01
                                            par value,         par value,
                                        30,000,000 shares  10,000,000 shares
                                            authorized         authorized                 Accumulated
                                        ------------------ ------------------ Additional     Other
                          Comprehensive   Shares             Shares            Paid-in   Comprehensive
                             Income     Outstanding Amount Outstanding Amount  Capital      Income
                          ------------- ----------- ------ ----------- ------ ---------- -------------
BALANCE, August 31,
 1997...................                     --      $--      4,900     $49    $   456      $  (17)
Net income..............     $1,515          --       --        --      --         --          --
Unrealized gain on
 investments............         19          --       --        --      --         --           19
                             ------
Comprehensive income....     $1,534
                             ======
Shareholder
 distributions..........                     --       --        --      --         --          --
Shareholder
 contribution...........                     --       --        --      --       6,000         --
Purchase price in excess
 of predecessor
 carryover basis........                     --       --        --      --         --          --
                                           -----     ----     -----     ---    -------      ------
BALANCE, August 31,
 1998...................                     --       --      4,900      49      6,456           2
Net income..............     $4,583          --       --        --      --         --          --
Unrealized gain on
 investments............        445          --       --        --      --         --          445
                             ------
Comprehensive income....     $5,028
                             ======
Shareholder
 distribution...........                     --       --        --      --      (6,456)        --
Issuance of stock.......                   2,000       20       --      --      24,871         --
                                           -----     ----     -----     ---    -------      ------
BALANCE, August 31,
 1999...................                   2,000       20     4,900      49     24,871         447
Net income (as restated,
 see
 note 14)...............     $1,661          --       --        --      --         --          --
Foreign translation
 adjustment.............         (9)         --       --        --      --         --           (9)
Unrealized gain on
 investments............        664          --       --        --      --         --          664
                             ------
Comprehensive income....     $2,316
                             ======
Purchase of treasury
 stock..................                     --       --        --      --         --          --
Issuance of class A
 common stock for stock
 performance grants.....                      51        1       --      --         231         --
Issuance of class A
 common stock under
 employee stock purchase
 plan...................                       8      --        --      --          29         --
                                           -----     ----     -----     ---    -------      ------
BALANCE, August 31, 2000
 (as restated, see Note
 2).....................                   2,059     $ 21     4,900     $49    $25,131      $1,102
                                           =====     ====     =====     ===    =======      ======

 The accompanying notes are an integral part of these consolidated statements.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

                            Purchase
                            Price in
                            Excess of   Treasury Stock
                           Predecessor -----------------               Total
                            Carryover   Shares            Retained Shareholders'
                              Basis    Purchased Amount   Earnings    Equity
                           ----------- --------- -------  -------- -------------
BALANCE, August 31,
 2000....................
BALANCE, August 31,
 1997....................     $ --        --     $   --    $6,960     $ 7,448
Net income...............       --        --         --     1,515       1,515
Unrealized gain on
 investments.............       --        --         --       --           19
Comprehensive income.....
Shareholder
 distributions...........       --        --         --    (5,340)     (5,340)
Shareholder
 contribution............       --        --         --       --        6,000
Purchase price in excess
 of predecessor carryover
 basis...................      (720)      --         --       --         (720)
                              -----       ---    -------   ------     -------
BALANCE, August 31,
 1998....................      (720)      --         --     3,135       8,922
Net income...............       --        --         --     4,583       4,583
Unrealized gain on
 investments.............       --        --         --       --          445
Comprehensive income.....
Shareholder
 distribution............       --        --         --    (6,781)    (13,237)
Issuance of stock........       --        --         --       --       24,891
                              -----       ---    -------   ------     -------
BALANCE, August 31,
 1999....................     (720)       --         --       937      25,604
Net income...............
(as restated, see Note
 2)......................       --        --         --     1,661       1,661
Foreign translation
 adjustment..............       --        --         --       --           (9)
Unrealized gain on
 investments.............       --        --         --       --          664
Comprehensive income.....
Purchase of treasury
 stock...................       --        482     (2,131)     --       (2,131)
Issuance of class A
 common stock for stock
 performance grants......       --        --         --       --          232
Issuance of class A
 common stock under
 employee stock purchase
 plan....................       --        --         --       --           29
                              -----       ---    -------   ------     -------
BALANCE, August 31, 2000
 (as restated, see
 Note 2).................     $(720)      482    $(2,131)  $2,598     $26,050
                              =====       ===    =======   ======     =======

 The accompanying notes are an integral part of these consolidated statements.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        AUGUST 31, 2000, 1999 AND 1998

1. Description of the Business and Basis of Presentation

   The consolidated financial statements of Argosy Education Group, Inc. (formerly known as American Schools of Professional Psychology, Inc. ("ASPP")) (the "Company") include the accounts of the Company and its wholly-owned subsidiaries, University of Sarasota, Inc. ("U of S"), Argosy International, Inc. ("Ventura"), the Medical Institutes of America, Inc. ("MIA") and PrimeTech Canada Inc., ("PrimeTech"). Prior to being subsidiaries of the Company, the companies, other than PrimeTech, were separate entities owned by the same shareholder. Through various transactions, these companies were contributed by the shareholder to the Company. On November 30, 1998, the Company acquired 100% of the outstanding stock of PrimeTech. The Company continues to conduct business under its historical name, ASPP.

   The Company provides programs in psychology, education, business, allied health professions, network engineering and software programming and offers courses and materials for post-graduate psychology license examinations in the United States. The Company operates through four business units and is approved and accredited to offer doctoral, master's, bachelor's and associate degrees as well as to award diplomas and non degree certificates through 17 campuses in nine states and Ontario, Canada.

   The contribution by the shareholder of businesses under common control and, as described in Note 3, the Company's purchase of MCM University Plaza, Inc.'s stock from its shareholder have been accounted for in a manner similar to a pooling of interests.

   On March 8, 1999 the Company completed an initial public offering of Common Stock (the "Offering"). Prior to the Offering, the Company had one class of common stock outstanding. In connection with the Offering, the Company's existing common stock underwent an approximate 2,941-for-one stock split which was then converted into 4,900,000 shares of Class B Common Stock. The Company authorized 30,000,000 shares of Class A Common Stock. The effect of the stock split has been retroactively reflected for all periods presented in the accompanying consolidated financial statements. The Company also authorized 5,000,000 shares of Preferred Stock. There was no Preferred Stock issued or outstanding as of August 31, 2000 and 1999.

   In the Offering, the Company issued and sold 2,000,000 shares of Class A Common Stock at a price of $14.00 per share. The Company received total net proceeds, after deduction of underwriting discounts and offering costs, of approximately $25.0 million. The net proceeds from the Offering were used to repay $4.7 million of the Company's indebtedness, pay a distribution to the Company's majority shareholder of $13.2 million and repay $0.9 million of indebtedness due to the Company's shareholder in connection with the acquisitions of MCM Plaza and PrimeTech. The remaining $6.2 million of proceeds is available for working capital and general corporate purposes.

2. Restatements

   Subsequent to the issuance of the Company's consolidated financial statements for the fiscal year ended August 31, 2000, it was determined that the previously reported operating results for 2000 were overstated. The accompanying financial statements have been revised primarily to reflect adjustments to reduce the carrying value of the Company's advances to John Marshall Law School. It was determined that the more appropriate accounting for the advances to John Marshall is to treat this as an equity method investment. The accounting for the advances to John Marshall has been revised to reduce the amount of the advances to John Marshall to reflect John Marshall's operating losses during 2000. The 2000 financial statements were restated to give effect to the revised accounting for the John Marshall advances from the point in time that the management agreement (Note 12) was in place (September 1, 1999).

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

   A summary of the effects of the restatements follows (dollars in thousands):

                                                            For the year ended
                                                              August 31, 2000
                                                            -------------------
                                                                As
                                                            Previously    As
                                                             Reported  Restated
                                                            ---------- --------
   Net Revenue.............................................  $44,171   $44,058
                                                             -------   -------
   Operating expenses:
     Cost of education.....................................   20,746    20,746
     Selling expenses......................................    3,837     3,837
     General and administrative expenses...................   14,713    15,107
                                                             -------   -------
       Total operating expenses............................   39,296    39,690
                                                             -------   -------
       Income from operations..............................    4,875     4,368
                                                             -------   -------
   Other income (expense):
     Losses attributable to John Marshall..................      --     (1,925)
     Interest income.......................................      854       854
     Interest expense......................................     (300)     (300)
     Other expense.........................................      (73)      (73)
                                                             -------   -------
       Total other income (expense), net...................      481    (1,444)
                                                             -------   -------
       Income before provision for income taxes............    5,356     2,924
   Income taxes............................................    2,236     1,263
                                                             -------   -------
   Net income..............................................  $ 3,120   $ 1,661
                                                             =======   =======
   Earnings per share
   Basic...................................................  $  0.48   $  0.25
                                                             =======   =======
   Weighted average shares outstanding--basic..............    6,529     6,529
                                                             =======   =======
   Diluted.................................................  $  0.48   $  0.25
                                                             =======   =======
   Weighted average shares outstanding--diluted............    6,530     6,530
                                                             =======   =======

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

                                                               August 31, 2000
                                                          -------------------------
                                                          As Previously
                                                            Reported    As Restated
                           ASSETS                         ------------- -----------
   Current Assets:
     Cash and cash equivalents...........................    $ 8,115      $ 8,112
     Short-term investments..............................      7,787        7,787
     Receivables--
       Students, net of allowance for doubtful accounts
        of $311, at August 31, 2000......................      2,178        2,178
       Other.............................................        586          507
     Due from related entity.............................         49           49
     Prepaid taxes.......................................        160          215
     Prepaid expenses....................................        429          409
     Deferred tax assets.................................        270          286
                                                             -------      -------
         Total current assets............................     19,574       19,543
                                                             -------      -------
   Property and equipment, net...........................      6,307        6,307
                                                             -------      -------
   Other Assets:
     Non-current investments.............................        200          200
     Deposits............................................        159          159
     Deferred tax assets.................................        778        1,680
     Advances to John Marshall...........................      2,979          724
     Intangibles, net....................................      6,687        6,687
                                                             -------      -------
         Total other assets..............................     10,803        9,450
                                                             -------      -------
   Total Assets..........................................    $36,684      $35,300
                                                             =======      =======

            LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities:
     Current maturities on long-term debt................    $   796      $   796
     Accounts payable....................................      1,162        1,162
     Accrued payroll and related expenses................        634          634
     Accrued expenses....................................        543          584
     Deferred revenue....................................      2,726        2,760
                                                             -------      -------
         Total current liabilities.......................      5,861        5,936
                                                             -------      -------
   Long-term debt, less current maturities...............      2,604        2,604
                                                             -------      -------
   Deferred rent.........................................        710          710
                                                             -------      -------
   Commitments and contingencies
   Shareholders' equity:
     Class A common stock................................         21           21
     Class B common stock................................         49           49
     Additional paid-in capital..........................     25,131       25,131
     Accumulated other comprehensive income..............      1,102        1,102
     Purchase price in excess of predecessor carryover
      basis..............................................       (720)        (720)
     Treasury stock......................................     (2,131)      (2,131)
     Retained earnings...................................      4,057        2,598
                                                             -------      -------
         Total shareholders' equity......................     27,509       26,050
                                                             -------      -------
   Total liabilities and shareholders' equity............    $36,684      $35,300
                                                             =======      =======

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

3. Significant Accounting Policies

   The principal accounting policies of the Company are as follows:

 Principles of Consolidation

   The consolidated financial statements include the accounts of Argosy Education Group, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The results of operations of all acquired businesses have been consolidated for all periods subsequent to the date of acquisition.

 Advances to John Marshall

   The Company has accounted for the advances it has made to John Marshall Law School ("John Marshall") of Atlanta, Georgia, under the equity method of accounting. For the year ended August 31, 2000, losses of John Marshall, excluding intercompany transactions (Note 12), of approximately $1.9 million have been included as other expenses in the Company's statement of operations. These losses have been reflected as a reduction in the cash advances made to John Marshall.

 Concentration of Credit Risk

   The Company extends unsecured credit for tuition to a significant portion of the students who are in attendance at its schools. A substantial portion of credit extended to students is repaid through the students' participation in various federally funded financial aid programs under Title IV of the Higher Education Act of 1965, as amended (the "Title IV Programs"). The following table presents the amount and percentage of the Company's cash receipts collected from the Title IV Programs for the years ended August 31, 2000, 1999 and 1998 (dollars in thousands). Such amounts were determined based upon each U.S. institution's cash receipts for the twelve-month period ended August 31, pursuant to the regulations of the United States Department of Education ("DOE") at 34 C.F.R. (S) 600.5:

                                                      For the Years Ended
                                                          August 31,
                                                    -------------------------
                                                     2000     1999     1998
                                                    -------  -------  -------
   Total Title IV funding.......................... $20,898  $16,823  $13,011
   Total cash receipts............................. $37,673  $31,937  $28,514
   Total Title IV funding as a percentage of total
    cash Receipts..................................      55%      53%      46%
                                                    =======  =======  =======

   Transfers of funds from the financial aid programs to the Company are made in accordance with the United States DOE requirements. Changes in DOE funding of federal Title IV Programs could impact the Company's ability to attract students.

 Cash and Cash Equivalents

   Cash and cash equivalents consist of cash in banks, highly liquid money market accounts and commercial paper with maturities of less than three months.

 Restricted Cash

   Cash received from the U.S. Government under various student aid grant and loan programs is considered to be restricted. Restricted cash is held in separate bank accounts and does not become available for general use by the Company until the financial aid is credited to the accounts of students and the cash is transferred to an

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES operating account. Restricted cash is not included in the accounts of the Company and was immaterial at August 31, 2000 and 1999.

 Investments

   The Company invests excess cash in investments consisting primarily of equity securities, corporate bonds (maturing in less than one month) and U.S. Government treasury notes (maturing from one to 17 months). The investments are considered available for sale, stated at their fair market value and classified based upon their maturity dates.

   At August 31, 2000 and 1999, investments consisted of the following (dollars in thousands):

                                                                   August 31,
                                                                  -------------
                                                                   2000   1999
                                                                  ------ ------
   Fair value--
     Equity securities........................................... $3,514 $2,770
     Corporate bonds.............................................  1,500  3,125
     U.S. Government treasury notes..............................  2,935  2,839
     Term deposits...............................................     38     38
                                                                  ------ ------
       Total investments at fair value...........................  7,987  8,772
   Unrealized gain...............................................  1,111    447
                                                                  ------ ------
       Total investments at cost................................. $6,876 $8,325
                                                                  ====== ======

 Advertising and Marketing Costs

   Advertising and marketing costs are expensed as incurred and are included in selling expenses in the accompanying consolidated statements of operations.

 Property and Equipment

   Property and equipment are stated at cost. Depreciation and amortization are recognized utilizing both accelerated and straight-line methods. Leasehold improvements are amortized over their estimated useful lives or lease terms, whichever is shorter. Maintenance, repairs and minor renewals and betterments are expensed; major improvements are capitalized. The estimated useful lives and cost basis of property and equipment at August 31, 2000 and 1999, are as follows (dollars in thousands):

                                                        August 31,
                                                       -------------
                                                        2000   1999     Life
                                                       ------ ------ ----------
   Land............................................... $  517 $  517
   Building and improvements..........................  2,307  2,307   40 years
   Office equipment...................................  1,390  1,075  3-7 years
   Furniture and fixtures.............................    681    424  5-7 years
   Leasehold improvements.............................  1,106    837 4-10 years
   Computer equipment and software....................  3,007  2,134  3-5 years
   Instructional equipment and materials..............  1,103    938  3-7 years
                                                       ------ ------
                                                       10,111  8,232
   Less--Accumulated depreciation and amortization....  3,804  2,615
                                                       ------ ------
                                                       $6,307 $5,617
                                                       ====== ======

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

 Intangible Assets

   Intangible assets include goodwill, intellectual property and covenants not-to-compete related to business acquisitions and the buyout of a former shareholder. Intangible assets are being amortized on a straight-line basis over their estimated useful lives. At August 31, 2000 and 1999, the cost basis and useful lives of intangible assets consist of the following (dollars in thousands):

                                                        August 31,
                                                       -------------
                                                        2000   1999     Life
                                                       ------ ------ -----------
   Goodwill........................................... $7,552 $7,300 15-40 years
   Intellectual property..............................    776    776   2-4 years
   Covenants not-to-compete...........................    252    252  5-10 years
                                                       ------ ------
                                                        8,580  8,328
   Less--Accumulated amortization.....................  1,893  1,529
                                                       ------ ------
                                                       $6,687 $6,799
                                                       ====== ======

   On an ongoing basis, the Company reviews intangible assets and other long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. To date, no such events or changes in circumstances have occurred. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value.

 Revenue Recognition

   Revenue consists primarily of tuition revenue from courses taught at the schools and workshop fees and sales of related materials. Tuition revenue from courses taught is recognized on a straight-line basis over the length the applicable course is taught. Revenue from workshops is recognized on the date of the workshop. If a student withdraws, future revenue is reduced by the amount of refund due to the student. Refunds are calculated in accordance with federal, state and accrediting agency standards. Revenue from rental of the Company's owned facility is recognized on a straight-line basis over the life of the leases. Textbook sales are recorded upon shipment. Revenue from rent and textbook sales represents less than 7%, 10% and 13% of the Company's net revenue for the fiscal years ended August 31, 2000, 1999 and 1998, respectively. Revenue is stated net of scholarships and grants given to the students, which totaled approximately $726,000, $657,000 and $705,000 for the fiscal years ended August 31, 2000, 1999 and 1998, respectively. Deferred revenue represents the portion of payments received but not earned and is reflected as a current liability in the accompanying consolidated balance sheets as such amount is expected to be earned within the next year.

 SAB 101 Revenue Recognition

   On December 3, 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. The SAB outlines basic criteria that must be met before registrants may recognize revenue, including persuasive evidence of the existence of an arrangement, the delivery of products or services, a fixed and determinable sales price, and reasonable assurance of collection. SAB 101 is effective beginning the first fiscal quarter of the first fiscal year beginning after December 15, 1999. Through August 31, 2000, the Company has recognized application, technology and registration fees as revenue upon receipt. Prior to the release of SAB 101, the Company's revenue recognition policy was in compliance with generally accepted accounting principles. Effective September 1, 2000, the Company will adopt a change in accounting principle to

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES comply with the specific provisions and guidance of SAB 101. SAB 101 will require the Company to recognize revenue related to application, technology, and registration fees over the contract period. The adoption of SAB 101 will not have a material effect on the Company's financial position or results of operations.

 Management's Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Stock-Based Compensation

   The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") related to options issued to employees and directors.

 Financial Instruments

   The carrying value of current assets and liabilities reasonably approximates their fair value due to their short maturity periods. The carrying value of the Company's debt obligations reasonably approximates their fair value as the stated interest rate approximates current market interest rates of debt with similar terms.

 Foreign Currency Translation

   The Company acquired PrimeTech, an entity with operations in Canada, on November 30, 1998. At August 31, 2000 and 1999 revenues and expenses related to these operations have been translated at average exchange rates in effect at the time the underlying transactions occurred. Transaction gains and losses are included in income. Assets and liabilities of this subsidiary have been translated at the year-end exchange rate, with gains and losses resulting from such translation being included in accumulated other comprehensive income at August 31, 2000 and 1999.

 Earnings Per Share

   The Company had 433,800 and 381,900 shares of its Class A common stock under stock options at August 31, 2000 and 1999, respectively. Of the stock options outstanding at August 31, 2000, 44,283 shares under option were deemed exercisable under the treasury stock method where the average market price exceeded their exercise price. As a result, 140 net shares were added to the calculation of diluted shares outstanding at August 31, 2000. On the other hand, no shares under stock options were included in the computation of diluted earnings per share for the year ended August 31, 1999 because the exercise price was greater than the average market price of the common shares.

 Comprehensive Income

   For the periods ended August 31, 2000 and 1999, accumulated other comprehensive income net of tax, was approximately $661,000 and $268,000, respectively. The tax effect of changes in other comprehensive income items for each year would have resulted in a reduction of comprehensive income.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

 Start-Up Costs

   The Company expenses all start-up and organization costs as incurred.

 Derivative Instruments

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, as amended by SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities." The statement requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement of those instruments at fair value, and based on the amendment, effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, which, therefore, would require the Company to adopt such statement on September 1, 2000. The impact of adopting the standard will not have a material effect on the consolidated operations of the Company beginning September 1, 2000.

4. Business Acquisitions

 Real Estate Operation

   On August 31, 1998, the Company purchased 100% of the stock of MCM University Plaza, Inc. from the Company's shareholder at its appraised value of approximately $3.3 million less assumed obligations of approximately $2.6 million. MCM University Plaza, Inc. owns real estate occupied by U of S, and was originally acquired by the Company's shareholder on April 30, 1997 for approximately $2.2 million with funds obtained from a mortgage (Note 4). The assets, liabilities and operations of the real estate are included in the Company's financial statements subsequent to April 30, 1997, the date the Company's shareholder purchased the real estate, in a manner similar to a pooling of interests because the August 1998 transaction was between two parties controlled by the Company's shareholder. The purchase price of MCM University Plaza, Inc.'s stock in excess of the historical book value of the underlying net assets acquired, totaling approximately $720,000, is reflected as a reduction of shareholders' equity.

 MIA

   On February 3, 1998, MIA purchased 100% of the capital stock of MIM for a purchase price of approximately $2,368,000. The acquisition was accounted for as a purchase and, accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair value at the date of the acquisition. The purchase price exceeded the fair market value of net assets acquired resulting in goodwill of approximately $1,962,000. During fiscal 2000, the Company negotiated a final purchase price adjustment with the former owner resulting in a payment of approximately $0.1 million; such amount was expensed in fiscal 2000. The purchase price was financed with approximately $2,068,000 in short-term borrowings and cash from operations.

 PrimeTech

   On November 30, 1998, the Company acquired 100% of the outstanding stock of PrimeTech, which owns two Canadian schools that award non-degree certificates in network engineering and software programming. Prior to that acquisition the majority shareholder of the Company owned a one-third interest in PrimeTech. Under the acquisition agreement, the Company was required to pay the former owners, consisting of Dr. Markovitz and two operating managers, a total of $500,000 (Canadian Dollars) upon closing and is obligated to issue shares of the Company's common stock, the fair value of which is equal to 102% of PrimeTech's net income, as defined in such agreement, in each of PrimeTech's next three fiscal years. The Company has negotiated agreements with

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES the two operating managers in lieu of future stock issuance as provided for in the acquisition agreement. The agreements specify an aggregate payout of approximately $150,000 (US Dollars) to the two operating managers which was paid in fiscal 2000.

5. Debt

   Debt of the Company at August 31, 2000 and 1999, consists of the following:

                                                                   August 31,
                                                                  -------------
                                                                   2000   1999
                                                                  ------ ------
                                                                   (dollars in
                                                                   thousands)
   Borrowings under credit agreement............................  $  350 $  --
   Mortgage debt, bearing interest at 9%, requiring monthly
    principal and interest payments of $18,378 through March 31,
    2007 and a final payment of $1,830,368 on April 30, 2007,
    secured by related real estate..............................   2,099  2,129
   Promissory note with the former owner of AATBS (being
    operated by the Company under the name Ventura), bearing
    interest at 6.25%, requiring an initial payment of $400,000 on January 1, 1998, quarterly principal and interest
    payments of $75,000 through October 1, 2002 and a final
    payment of $375,000 on January 1, 2002, secured by the
    assets of AATBS.............................................     655    901
   Promissory note with the former owner of MIM, bearing
    interest at 8%, requiring monthly principal and interest
    payments of $9,426 through May 31, 2001, unsecured..........      90    191
   Bank note payable, bearing interest at 9%, requiring monthly principal and interest payments of $1,462 through May 18,
    2008, secured by real estate................................      97    106
   Business improvement loans, bearing interest at the prime
    rate plus 1.5% (10.5% at August 31, 2000), requiring monthly
    principal payments of $4,810 through 2002...................      50    103
   Other........................................................      59     54
                                                                  ------ ------
                                                                   3,400  3,484
   Less--Current maturities.....................................     796    486
                                                                  ------ ------
                                                                  $2,604 $2,998
                                                                  ====== ======

   During 1999, the Company entered into a credit agreement with a syndicate of banks ("Credit Agreement"), which provides for revolving credit borrowings of up to $20 million. Borrowings under the Credit Agreement bear interest at a variable rate equal to (at the Company's option) the principal lender's prime rate as in effect from time to time or the London Inter-Bank Offered Rate plus, in each case, a margin of between 25 and 250 basis points, depending on the type of loan and the Company's ratio of funded debt to EBITDA. The interest rate being charged on amounts outstanding at August 31, 2000 was 9.75%. In addition, the Credit Agreement provides for an unused commitment fee of 37.5 basis points on commitments available but unused under the Credit Agreement, as well as certain other customary fees. The Credit Agreement provides for a blanket lien on all material assets of the Company and a pledge of the capital stock of all the Company's material subsidiaries, as well as guarantees from all such subsidiaries. The Credit Agreement restricts the Company and its subsidiaries' ability to take certain actions, including incurring additional indebtedness or altering the Company's current method of doing business. The Credit Agreement also contains certain financial covenants and ratios that may have the effect of restricting the Company's ability to take certain actions in light of their impact on the Company's financial condition or results of operations. The Credit Agreement terminates on May 21, 2001. As of August 31, 2000 and 1999, outstanding borrowings under this Credit Agreement totaled approximately $350,000 and $0, respectively.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

   At August 31, 2000, future annual principal payments of long-term debt are as follows (dollars in thousands):

   August 31--
     2001................................................................ $  796
     2002................................................................    492
     2003................................................................     50
     2004................................................................     55
     2005................................................................     60
     2006 and thereafter.................................................  1,947
                                                                          ------
                                                                          $3,400
                                                                          ======

6. Income Taxes

   Prior to the initial public offering of the Company's common shares completed on March 8, 1999, the Company included its income and expenses with those of its shareholder for Federal and certain state income tax purposes (an S Corporation election). Accordingly, the consolidated statements of operations for the fiscal year ended August 31, 1998 does not include a provision for Federal income taxes. In connection with the Company's initial public offering, the Company terminated its S Corporation election and recorded a deferred income tax asset and corresponding income tax benefit of $764,222, arising from a change in the Company's tax status. Beginning March 8, 1999, the Company provides for deferred income taxes under the asset and liability method of accounting. This method requires the recognition of deferred income taxes based upon the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

   In connection with the initial public offering, the Company and its majority shareholder entered into a tax indemnification agreement. The agreement provides that the Company will indemnify the majority shareholder against additional income taxes resulting from adjustments made (as determined by an appropriate tax authority) to the taxable income reported by the Company as an S Corporation for the periods prior to the initial public offering, but only to the extent those adjustments provide a tax benefit to the Company.

   The provision for income taxes for the years ended August 31, 2000, 1999 and 1998 consists of the following (dollars in thousands):

                                                            2000    1999  1998
                                                           -------  ----  ----
   Current:
     Federal.............................................. $ 1,955  $676  $--
     State................................................     432   210    29
                                                           -------  ----  ----
       Total current provision............................   2,387   886    29
   Deferred:
     Federal..............................................    (601)   51   --
     State................................................    (175)    3   --
     Foreign..............................................    (348) (132)  --
                                                           -------  ----  ----
       Total deferred benefit.............................  (1,124)  (78)  --
   Initial recognition of deferred income tax benefit
    resulting from change in tax status...................     --   (764)  --
                                                           -------  ----  ----
       Total income tax provision......................... $ 1,263  $ 44  $ 29
                                                           =======  ====  ====

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

   A reconciliation of the statutory Federal tax rate to the actual effective income tax rate for the years ended August 31, 2000 and 1999, is as follows (tax provision for 1998 relates to only the S Corporation taxes):

                                                                  2000  1999
                                                                  ----  -----
   Statutory Federal income tax rate............................. 34.0%  34.0%
   Foreign taxes.................................................  1.6   (0.2)
   State income taxes, net of federal benefit....................  4.9    4.6
   Income tax benefit recognized as a result of change in tax
    status.......................................................  --   (16.5)
   S Corporation income taxes to its shareholder.................  --   (25.4)
   Permanent and other...........................................  2.7    4.5
                                                                  ----  -----
     Effective rate.............................................. 43.2%   1.0%
                                                                  ====  =====

   The significant components of deferred income tax assets and liabilities as of August 31, 2000 and 1999 are as follows (dollars in thousands):

                                                                    2000   1999
                                                                   ------  ----
   Deferred income tax assets:
     Canadian Tax net operating loss carryforward................. $  488  $122
     John Marshall basis difference...............................    902   --
     Payroll and related benefits.................................    160   149
     Allowance for doubtful accounts..............................    123   122
     Fixed assets.................................................     97   105
     Deferred rent................................................    279   241
     Other........................................................      3   137
                                                                   ------  ----
       Total deferred income tax assets...........................  2,052   876
   Deferred income tax liabilities:
     Other........................................................    (86)  (34)
                                                                   ------  ----
       Total net deferred tax assets.............................. $1,966  $842
                                                                   ======  ====

   No valuation allowance for deferred income tax assets at August 31, 2000 and 1999 has been recorded as the Company believes that it is more likely than not that the deferred tax assets will be realized in the future.

7. Shareholders' Equity

   The Company adopted a repurchase program for the Company's Class A Common Stock of up to 500,000 shares. Shares of Class A Common Stock will be purchased by the Company from time to time through open market purchases and private purchase, as available. Under this program, the Company has repurchased 482,000 shares as of August 31, 2000 at a total cost of approximately $2,131,000.

   Class A common stock and Class B common stock have identical rights except that each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders as compared to one vote for each share of Class A common stock and Class B common stock may be (and in certain cases are required to be) converted into Class A common stock on a share-for-share basis.

8. Stock Plans

   During 1999, the Company adopted the 1999 Stock Incentive Plan. Under this plan the Company can grant up to 750,000 options exercisable into shares of Class A common stock to certain members of management. Most of the options vest and become exercisable in three equal annual installments commencing with their

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES issuance and at the next two anniversary dates. Some options are vested at the date of grant based on determinations made by the Company's board of directors. The stock options expire ten years from the date of grant.

   The following table summarizes stock option activity under the Plan:

                                              August 31, 2000   August 31, 1999
                                              ----------------- ----------------
                                                       Weighted         Weighted
                                                       Average          Average
                                              Shares    Price   Shares   Price
                                              -------  -------- ------- --------
Outstanding at beginning of year............. 381,900   $13.54      --   $  --
Granted......................................  97,500     6.17  381,900   13.54
Exercised....................................     --       --       --      --
Canceled..................................... (45,600)   14.00      --      --
                                              -------   ------  -------  ------
Outstanding at end of year................... 433,800   $11.84  381,900  $13.54
                                              =======   ======  =======  ======
Options exercisable at year-end.............. 301,600   $12.37  163,300  $12.93
                                              =======   ======  =======  ======

   The following table summarizes information about stock options outstanding at August 31, 2000:

                          Options Outstanding                       Options Exercisable
                        -----------------------------------       -----------------------------------
                                            Weighted-                                 Weighted-
     Range of                                Average                                   Average
     Exercise                               Remaining                                 Remaining
      Prices            Shares                Life                Shares                Life
     --------           ------              ---------             ------              ---------
   $5.375-$7.500        124,500               9.62                 70,500               9.59
      $14.00            309,300               8.55                231,100               8.55

   The Company also adopted the Employee Stock Discount Purchase Plan ("Stock Purchase Plan") during 1999. The Stock Purchase Plan allows full-time employees to purchase shares of Class A Common Stock through payroll deductions of up to 10% of gross pay, at a cost per share of 90% of the lowest closing price of the stock on the Nasdaq National Market during the Plan quarter. The Company has reserved 375,000 shares of Class A Common Stock for issuance in connection with the Stock Purchase Plan. Through August 31, 2000, 8,299 shares of Class A Common Stock have been issued under this Plan.

   The weighted average fair value of options issued during 2000 and 1999 was $3.642 and $9.703 and was estimated on the date of grant based on the Black-Scholes option pricing model assuming, among other things, a risk-free interest rate of 6.02% for 2000 and 5.81% for 1999; no dividend yield; expected volatility of 63% for 2000 and 70% for 1999 and an expected life of five years for 2000 and 10 years for 1999. Had compensation costs for options been determined in accordance with SFAS 123, the Company's net income for the years ended August 31, 2000 and 1999 would have been approximately $764,000 and $2,783,000, respectively.

   The pro forma disclosure is not likely to be indicative of pro forma results which may be expected in future years. This primarily relates to the fact that options vest over several years and pro forma compensation cost is recognized as the options vest. Furthermore, the compensation cost is dependent on the number of options granted, which may vary in future periods.

9. Leases

 Facilities and Equipment Leases

   The Company maintains operating leases for its educational and office facilities and for certain office and computer equipment. The facility leases generally require the Company to pay for pro rata increases in property

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES taxes, maintenance and certain operating expenses. Rent expense under operating leases, recognized on a straight-line basis over the term of the lease (excluding property taxes, maintenance and operation costs), totaled, $3,101,302, $2,811,567 and $1,617,784 for the fiscal years ended August 31,
2000, 1999 and 1998, respectively.

 Real Estate Rental Income

   The Company leases certain space of its building owned by MCM University Plaza, Inc. in Sarasota, Florida, to outside parties under noncancellable operating leases.

   At August 31, 2000, the approximate future minimum rental income and commitments under operating leases that have initial or remaining noncancellable lease terms in excess of one year are as follows (dollars in thousands):

                                                Real Estate
                                     Lease          and            Total
                                  Commitments Sublease Income Operating Leases
                                  ----------- --------------- ----------------
   For the year ended August 31,
     2001........................   $ 3,064        $(298)         $ 2,766
     2002........................     3,211         (164)           3,047
     2003........................     3,241         (122)           3,119
     2004........................     2,971          (24)           2,947
     2005........................     2,919           (8)           2,911
     2006 and thereafter.........     8,234          --             8,234
                                    -------        -----          -------
                                    $23,640        $(616)         $23,024
                                    =======        =====          =======

10. Commitments and Contingencies

 Letters of Credit

   The Company has outstanding irrevocable letters of credit totaling approximately $962,000 as of August 31, 2000, which were primarily issued in connection with leases for office facilities.

 Litigation

   The Company, Dr. Markovitz and certain other companies in which Dr. Markovitz has an interest had been named as defendants in Charlena Griffith, et al. v. University Hospital, L.L.C. et al., a class action lawsuit filed in November 1997 and in the United States District Court for the Northern District of Illinois, Eastern Division. This lawsuit was settled between the parties at no cost to the Company.

   From time to time, the Company is subject to occasional lawsuits, investigations and claims arising out of the normal conduct of business. Management does not believe the outcome of any pending claims will have a material adverse impact on the Company's consolidated financial position or consolidated results of operations.

11. Regulatory

   The Company and its U.S. schools are subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the "HEA") and the regulations promulgated thereunder by the DOE subject the Company's U.S. schools to significant regulatory scrutiny on the basis of numerous standards that schools must satisfy in order to participate in the various federal student financial assistance programs under the Title IV Programs.

   The standards employ a ratio methodology under which an institution need only satisfy a single standard--the composite score standard. The ratio methodology takes into account an institution's total financial resources

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES and provides a combined score of the measures of those resources along a common scale (from negative 1.0 to positive 3.0). It allows a relative strength in one measure to mitigate a relative weakness in another measure.

   If an institution achieves a composite score of at least 1.5, it is financially responsible without further oversight. If an institution achieves a composite score from 1.0 to 1.4, it is in the "zone," is subject to additional monitoring, and may continue to participate as a financially responsible institution for up to three years. Additional monitoring may require the school to (1) notify the DOE, within 10 days of certain changes, such as an adverse accrediting action; (2) file its financial statements earlier than the six month requirement following the close of the fiscal year and (3) subject the school to a cash monitoring payment method. If an institution achieves a composite score below 1.0, it fails to meet the financial responsibility standards unless it qualifies under the provisions of an alternative standard (i.e., letter of credit equal to 50% of the Title IV program funds expended from the prior fiscal year or equal to at least 10% of the Title IV program funds expended from the prior fiscal year and provisional certification status). The institution may also be placed on the cash monitoring payment method or the reimbursement payment method. The Company applied these regulations to its financial statements as of August 31, 2000 and has determined that the Company and each of its institutions satisfied the standards based upon their composite scores.

   On October 1, 1998, legislation was enacted which reauthorized the student financial assistance programs of the HEA ("1998 Amendments"). The 1998 Amendments continue many of the current requirements for student and institutional participation in the Title IV Programs. The 1998 Amendments also change or modify some requirements. These changes and modifications include increasing the revenues that an institution may derive from Title IV funds from 85% to 90% and revising the requirements pertaining to the manner in which institutions must calculate refunds to students. The 1998 Amendments also prohibit institutions that are ineligible for participation in Title IV loan programs due to student default rates in excess of applicable thresholds from participating in the Pell Grant program. Other changes expand participating institutions' ability to appeal loss of eligibility owing to such default rates. The 1998 Amendments further permit an institution to avoid the interruption of eligibility for the Title IV Programs upon a change in ownership which results in a change of control by submitting a materially complete application for recertification of eligibility within 10 business days of such a change of ownership. None of the Company's institutions derives more than 80% of its revenue from Title IV funds and no institution has student loan default rates in excess of current thresholds.

   The process of reauthorizing the HEA by the U.S. Congress takes place approximately every five years. The Title IV Programs are subject to significant political and budgetary pressures during and between reauthorization processes. There can be no assurance that government funding for the Title IV Programs will continue to be available or maintained at current levels. A reduction in government funding levels could lead to lower enrollments at the Company's schools and require the Company to seek alternative sources of financial aid for students enrolled in its schools. Given the significant percentage of the Company's net revenue that is indirectly derived from the Title IV Programs, the loss of or a significant reduction in Title IV Program funds available to students at the Company's schools would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, there can be no assurance that current requirements for student and institutional participation in the Title IV Programs will not change or that one or more of the present Title IV Programs will not be replaced by other programs with materially different student or institutional eligibility requirements.

   In order to operate and award degrees, diplomas and certificates and to participate in the Title IV Programs, a campus must be licensed or authorized to offer its programs of instruction by the relevant agency of the state in which such campus is located. Each of the Company's campuses is licensed or authorized by the relevant agency of the state in which such campus is located. In addition, in order to participate in the Title IV Programs,

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES an institution must be accredited by an accrediting agency recognized by the DOE. Each of the Company's schools is accredited by an accrediting agency recognized by the DOE.

   With each acquisition of an institution that is eligible to participate in the Title IV Programs, that institution may undergo a change in ownership that results in a change of control, as defined in the HEA and applicable regulations. In such event, that institution becomes ineligible to participate in the Title IV Programs and may receive and disburse only previously committed Title IV Program funds to its students until it has applied for and received the DOE recertification under the Company's ownership, although the interruption in Title IV funding may be avoided if the institution submits to the DOE a materially complete application for approval of the change in ownership within ten days of the closing on the transaction.

12. Related-Party Transactions

   On August 30, 1998, the majority shareholder of the Company issued a note to the Company in the form of a capital contribution totaling $6,000,000. The principal and accrued interest thereon was repaid in full during 1999.

   Prior to the Offering, a company owned by the majority shareholder of the Company provides management services for the Company and its schools. For the years ended August 31, 1999 and 1998, the Company incurred and paid expenses totaling $667,849 and $2,271,232, respectively, related to such services. Subsequent to the Offering, such services are no longer provided by the affiliated company.

   The Company paid certain administrative and other expenses on behalf of an entity partially owned by the majority shareholder of the Company. The total amount owed to the Company from this entity for such advances was approximately $49,000 at August 31, 2000 and 1999. The affiliated entity paid a management fee to the Company of approximately $72,000 during fiscal 1999 related to such services. This arrangement was terminated upon the initial public offering in March, 1999.

 John Marshall Law School

   The Company entered into a long-term management arrangement with John Marshall in September 1999. The arrangement includes a management agreement, an option to purchase John Marshall exercisable at the Company's discretion over a 10-year period and a line of credit of $600,000 between the Company and John Marshall. The line of credit is secured by essentially all of the assets of John Marshall. The principal and any interest are due in 2003. As of August 31, 2000, the Company had advanced approximately $500,000 under the line of credit. As provided for under the agreement, the Company receives a management fee based upon John Marshall's net revenue. The management fee has been eliminated from the consolidated financial statements. The Company has advanced $2,149,000 to fund operating activities of John Marshall during fiscal 2000 and has committed to advance an additional $1.5 million during fiscal 2001, if needed. Amounts owed from John Marshall, net of any losses attributable to its operations, are included in other long-term assets.

   In 1987, the Georgia Supreme Court mandated that John Marshall obtain American Bar Association ("ABA") accreditation before 2003. The ABA has to date refused such accreditation. On September 5, 2000, John Marshall filed an appeal regarding its accreditation, which is scheduled to be heard in February 2001. If the appeal is successful, the Company has been advised that the ABA will send a two-person team to inspect the school and verify that shortcomings noted in previous inspections have been addressed. If the appeal proves unsuccessful, John Marshall can begin the accreditation process again with a new application filing in the Fall of 2001. Though the Company believes that accreditation can be achieved before the 2003 deadline, there exist a myriad of circumstances that cannot be foreseen and over which the Company has no control that could interfere

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES with the granting of accreditation status to John Marshall; thus, there can be no assurance that accreditation will be received. This could affect the Company's ability to fully realize amounts it has advanced to John Marshall.

13. Profit-Sharing Plan

   The Company maintains a 401(k) profit-sharing plan that covers full-time employees. Employees can contribute up to 15%. Contributions to the plan are made at the discretion of the Board of Directors as well as by employees in lieu of current salary. Contributions by the Company totaled $713,235, $585,423 and $455,778 for the years ended August 31, 2000, 1999 and 1998, respectively.

14. Segment Reporting

   In accordance with, the Financial Accounting Standards Board SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"), operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance.

   The Company has two business segments: 1) Schools and 2) Test Preparation Materials and Workshops ("Test Preparation"). These segments are managed as separate strategic business units due to the distinct nature of their operations. The Schools Segment, which represents the operations of ASPP, U of S, MIA and PrimeTech, provides programs in psychology, education, business, allied health professions, network engineering and software programming. All operations of the Schools Segment are located in the United States with the exception of PrimeTech which is located in Canada. The Test Preparation Segment offers courses and materials for post-graduate psychology license examinations in the United States.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

   The following table presents financial data for the years ended August 31, 2000, 1999 and 1998, for these segments (dollars in thousands):

                                                           Test
                                                Schools Preparation Consolidated
                                                ------- ----------- ------------
                       2000
   Revenue..................................... $40,529   $3,529      $44,058
   Income from operations......................   3,331    1,037        4,368
   Depreciation and amortization...............   1,369      185        1,554
   Interest revenue............................     854      --           854
   Interest expense............................     248       52          300
   Net income..................................   1,166      495        1,661
   Total assets................................  30,242    5,058       35,300
   Capital expenditures........................   1,872        3        1,875
   Long-lived assets...........................   9,444    3,550       12,994
                       1999
   Revenue..................................... $33,176   $3,690      $36,866
   Income from operations......................   3,469    1,036        4,505
   Depreciation and amortization...............   1,028      377        1,405
   Interest revenue............................     695      --           695
   Interest expense............................     401      166          567
   Net income..................................   3,796      787        4,583
   Total assets................................  30,233    4,086       34,319
   Capital expenditures........................   1,860       29        1,889
   Long-lived assets...........................   8,684    3,732       12,416
                       1998
   Revenue..................................... $25,597   $3,755      $29,352
   Income from operations......................     785    1,015        1,800
   Depreciation and amortization...............     565      373          938
   Interest revenue............................     357      --           357
   Interest expense............................     308      293          601
   Net income..................................     805      710        1,515
   Total assets................................  18,591    4,884       23,475
   Capital expenditures........................     579       18          597
   Long-lived assets...........................   6,480    4,081       10,561

15. Valuation and Qualifying Accounts

   The following summarizes the activity of the allowance for doubtful accounts (dollars in thousands):

                                               Net
                                 Balance at Charges to Increase Due Balance at
                                 Beginning  Operating       to        End of
                                 of Period   Expenses  Acquisitions   Period
                                 ---------- ---------- ------------ ----------
   Student receivable allowance
    activity for the year ended
    August 31, 1998.............    $ 30       $177        $ 23        $230
   Student receivable allowance
    activity for the year ended
    August 31, 1999.............    $230       $ 47        $ 39        $316
   Student receivable allowance
    activity for the year ended
    August 31, 2000.............    $316       $(5)        $--         $311

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


16. Subsequent Events

   On September 1, 2000, the Company entered into a Consulting Agreement with Leeds Equity Associates, L.P. This partnership includes as a partner Jeffrey Leeds, a member of the Company's board of directors. This Agreement encompasses the performance of Company requested services over the six month term of the Agreement. Payment is represented by a stock purchase warrant providing for the purchase of 200,000 shares of the Company's Class A common stock at a purchase price of $6.48 per share and with a seven year exercise period. The Company has estimated the value of the warrant to be approximately $860,000. The value of the warrant will be charged to expense over the next six month period.

   On March 1, 2001, the Company completed its acquisition of Western State University College of Law, in Fullerton California ("Western State") pursuant to the terms of the Stock Purchase Agreement dated as of November 14, 2000, between Argosy and Western State. The Company purchased all of the outstanding common stock of Western State for approximately $13.0 million. Consideration for the purchase consisted of $8.6 million in cash and the assumption of $4.0 million in debt.

   On March 1, 2001, the Company exercised its option to purchase all of the operating assets of John Marshall Law School for $0.1 million.

   On March 1, 2001, the Company acquired the Connecting Link, a privately held provider of continuing professional education for grade kindergarten to grade 12 teachers, for $1.8 million.

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                                                 May   31, 2001            August 31, 2000
                                                                                 --------------            ---------------
                                                                                                             As Restated
                                                                                                             See Note 2.
     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                    $        14,078           $         8,112
    Short-term investments                                                                   538                     7,787
    Receivables, net                                                                       3,744                     2,685
    Prepaid expenses and other current assets                                              1,717                       959
                                                                                 ---------------           ---------------
           Total current assets                                                           20,077                    19,543
PROPERTY AND EQUIPMENT, net                                                               23,895                     6,307
NON-CURRENT INVESTMENTS                                                                        -                       200
OTHER ASSETS                                                                               1,438                       159
ADVANCES TO JOHN MARSHALL                                                                      -                       724
DEFERRED TAX ASSET LONG TERM                                                               2,559                     1,680
INTANGIBLES, net                                                                          11,807                     6,687
                                                                                 ---------------           ---------------
           TOTAL ASSETS                                                          $        59,776           $        35,300
                                                                                 ===============           ===============

           LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term debt                                         $         6,221           $           796
    Accounts payable                                                                       2,158                     1,162
    Accrued payroll and other related liabilities                                          2,555                       634
    Accrued expenses                                                                       2,393                       584
    Deferred revenue and student deposits                                                  8,097                     2,760
                                                                                 ---------------           ---------------
           Total current liabilities                                                      21,424                     5,936
                                                                                 ---------------           ---------------

LONG-TERM DEBT, less current maturities                                                    6,059                     2,604
DEFERRED TAXES                                                                             3,819                         -
DEFERRED RENT                                                                              1,000                       710

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Class A common stock - 30,000,000 shares authorized,
         $.01 par value, 2,063,062 shares issued and outstanding,
          including 482,000 treasury shares                                                   21                        21
    Class B common stock - 10,000,000 shares authorized,
         $.01 par value, 4,900,000 shares issued and outstanding                              49                        49
    Additional paid-in capital                                                             25,131                    25,131
    Treasury Stock-at cost: 482,000 shares at cost                                        (2,131)                   (2,131)
    Stock Warrants                                                                           860                         -
    Accumulated other comprehensive income                                                   (70)                    1,102
    Purchase price in excess of predecessor carryover                                       (720)                     (720)
    Retained earnings                                                                      4,334                     2,598
                                                                                 ---------------           ---------------
           Total stockholders' equity                                                     27,474                    26,050
                                                                                 ---------------           ---------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $        59,776           $        35,300
                                                                                 ===============           ================

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                 Three Months Ended      Nine Months Ended
                                                May 31,      May 31,     May 31,     May 31,
                                                -------      -------     -------     -------
                                                 2001         2000        2001         2000
                                                 ----         ----        ----         ----
                                                         As Restated                As Restated
                                                         See Note 2.                See Note 2.
Revenues:
       Tuition and fees, net                   $  16,006    $ 11,928   $ 40,368    $  32,552
       Other                                         763         689      2,232        2,255
                                               ---------    --------   --------    ---------
            Total revenues, net                   16,769      12,617     42,600       34,807
                                               ---------    --------   --------    ---------
Operating expenses:
       Cost of education                           7,626       5,285     18,910       15,276
       Selling expenses                            1,824         900      4,560        2,733
       General and administrative expenses         5,415       3,783     14,960       11,296
                                               ---------    --------   --------    ---------
            Total operating expenses              14,865       9,968     38,430       29,305
                                               ---------    --------   --------    ---------
       Income from operations                      1,904       2,649      4,170        5,502

Other income (expense):
       Losses attributable to John Marshall           --        (442)      (872)      (1,191)
       Interest income                               128         206        520          649
       Interest expense                             (249)        (79)      (400)        (221)
       Other income (expense)                         29         (15)        20          (64)
                                               ---------    --------   --------    ---------
            Total other income (expense), net        (92)       (330)      (732)        (827)
                                               ---------    --------   --------    ---------
Income before provision for income taxes           1,812       2,319      3,438        4,675

Income taxes:
       Total provision for income taxes              715         956      1,689        1,936
                                               ---------    --------   --------    ---------
Net income                                     $   1,097    $  1,363   $  1,749    $   2,739
                                               =========    ========   ========    =========
Net income per share:
       Basic                                   $    0.17    $   0.21   $   0.27    $    0.42
                                               =========    ========   ========    =========
       Diluted                                 $    0.17    $   0.21   $   0.27    $    0.42
                                               =========    ========   ========    =========
Weighted average shares outstanding:
       Basic                                       6,483       6,476      6,481        6,547
                                               =========    ========   ========    =========
       Diluted                                     6,484       6,478      6,490        6,547
                                               =========    ========   ========    =========

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)
                                  (Unaudited)


                                                                                              Nine Months Ended
                                                                                            May 31,        May 31,
                                                                                             2001           2000
                                                                                             ----           ----
                                                                                                        As Restated
                                                                                                        See Note 2.
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                                                             $  1,749    $  2,739
      Adjustments to reconcile net income to net cash
        provided by operating activities -
             Depreciation and amortization                                                      1,509       1,103
             Deferred taxes                                                                      (932)       (246)
             Issuance of stock performance grants and warrants                                    860         228
             Losses attributable to John Marshall                                                 872       1,191
             Changes in operating assets and liabilities                                        5,177       1,344
                                                                                             --------    --------
                  Net cash provided by operating activities                                     9,235       6,359
                                                                                             --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment, net                                                  (1,648)     (1,600)
      Business acquisition, net of cash                                                       (10,974)       (247)
      Sale (purchase) of investments, net                                                       5,832         560
      Advances to John Marshall                                                                  (959)     (1,498)
                                                                                             --------    --------
                  Net cash used in investing activities                                        (7,749)     (2,785)
                                                                                             --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Purchase of treasury stock                                                                   --      (2,131)
      Borrowing of long-term debt                                                               5,083         480
      Payments of long-term debt                                                                 (532)       (351)
                                                                                             --------    --------
                  Net cash (used in) provided by financing activities                           4,551      (2,002)
                                                                                             --------    --------

EFFECTIVE EXCHANGE RATE CHANGES ON CASH                                                           (71)        (22)
                                                                                             --------    --------

NET INCREASE IN CASH AND CASH EQUIVALENTS
                                                                                               5, 966       1,550

CASH AND CASH EQUIVALENTS, beginning of period                                                  8,112       8,980
                                                                                             --------    --------

CASH AND CASH EQUIVALENTS, end of period                                                     $ 14,078    $ 10,530
                                                                                             ========    ========

                 ARGOSY EDUCATION GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1 - The Company and Basis of Presentation

     Argosy Education Group, Inc. (the "Company") is the nation's largest for-profit provider of doctoral level programs. The Company's mission is to provide academically oriented practitioner-focused education in fields with numerous employment opportunities and strong student demand. The Company operates degree and non-degree granting private, for-profit post-secondary schools devoted to awarding doctoral and master's degrees in psychology, education, business, and law as well as bachelor's degrees in business, associate degrees in allied health professions and diplomas in information technology.

     The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial condition and results of operations of the Company. These consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company's audited financial statements included in the Company's report on Form 10K/A for the year ended August 31, 2000, as restated, as filed with the Securities and Exchange Commission. The results of operations for the nine months ended May 31, 2001 are not necessarily indicative of results that could be expected for the entire fiscal year.

     The condensed consolidated financial statements as of May 31, 2001 and the nine months ended May 31, 2001 and 2000 include the accounts of the Company and its wholly owned subsidiaries, and John Marshall Law School on the equity method of accounting from September 1, 1999 through March 1, 2001, the date of acquisition of John Marshall. All intercompany balances and transactions have been eliminated in consolidation.

Note 2. Restatements

     Subsequent to the issuance of the Company's consolidated financial statements for the quarterly period ended May 31, 2000, it was determined that the previously reported operating results for the three and nine month periods ended May 31, 2000 were overstated. The accompanying financial statements relating to the three and nine month periods ended May 31, 2000 reflect adjustments (consistent with the Company's reports on Form 10 Q/A for the quarterly periods ended February 29, 2000, May 31, 2000, and November 30, 2000 and the annual report on Form 10K/A for the year ended August 31, 2000) primarily to reduce the carrying value of the Company's advances to John Marshall Law School. It was determined that the more appropriate accounting for the advances to John Marshall was to treat this as an equity method investment. The accounting for the advances to John Marshall had been revised to reduce the amount of the advances to John Marshall to reflect John Marshall's operating losses during the three and nine months ended May 31, 2000. The 2000 financial statements were restated to give effect to the revised accounting for the John Marshall advances from the point in time that the management agreement (Note 6) was in place (September 1, 1999). Additionally, the financial statements for the quarter ended November 30, 2000, were restated to eliminate a tax benefit of $0.2 million associated with the charge recorded for the Leeds Warrant.

Note 3: Business Combinations

Western State
-------------

     On March 1, 2001, the Company completed its acquisition of Western State University College of Law, in Fullerton, California ("Western State") pursuant to the terms of the Stock Purchase Agreement dated as of November 14, 2000, between Argosy and Western State. Consideration for the purchase consisted of $9.4 million in cash and the assumption of $3.9 million in debt, and certain other deductions as provided for in the purchase agreement. This transaction was accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and, accordingly, the results of operations of Western State have been included in the Company's financial statements from March 1, 2001.

The purchase price was preliminarily allocated to the following (in thousands):

          Fair value of assets acquired and liabilities
          assumed                                            $    6,180
          Goodwill                                                3,230

                                                              ---------

          Total                                               $   9,410
                                                              =========

     The goodwill amount included above is being amortized over the estimated useful life of 15 years.

John Marshall
-------------

     The acquisition of John Marshall was made through a purchase of the assets of John Marshall on March 1, 2001. The Company exercised its option to purchase all of the operating assets and assumed the liabilities of John Marshall Law School for cash of $0.1 million and net advances of $0.7 million contributed to John Marshall before the acquisition. This transaction was accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and, accordingly, the results of operations of John Marshall have been included in the Company's financial statements from March 1, 2001. The preliminary purchase price allocation resulted in negative goodwill of $0.1 million. This negative goodwill was subsequently allocated to write down the long-lived assets of John Marshall.

     As of September 1, 1999 the Company entered into an agreement to manage John Marshall. The agreement was for 10 years and included an option to purchase John Marshall which was exercisable at the Company's discretion. In addition, a line of credit of $0.6 million was established between the Company and John Marshall. Prior to the acquisition on March 1, 2001, the Company advanced $0.5 million under the line of credit and approximately $3.1 million to fund operations.

 The Connecting Link
 -------------------

     Also on March 1, 2001 the Company acquired all of the outstanding common stock of The Connecting Link, a privately held provider of continuing professional education for kindergarten to grade 12 teachers for a purchase price of approximately $1.8 million in cash. This transaction was accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and, accordingly, the results of operations of Connecting Link have been included in the Company's financial statements from March 1, 2000.

The purchase price was preliminarily allocated to the following (in thousands):

          Fair value of assets acquired and liabilities
          assumed                                          $      (125)
          Goodwill                                               1,941

                                                            ----------

          Total                                             $    1,816
                                                            ==========

  The goodwill amount included above is being amortized over the estimated useful life of 15 years.

     The following unaudited pro forma financial information presents the combined results of operations of the Company and Western State, John Marshall, and Connecting Link as if the acquisitions had occurred as of the beginning of fiscal 2001 and 2000, after giving effect to certain adjustments, including amortization of goodwill, and related income tax effects. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the acquisitions of Western State, John Marshall, and The Connecting Link occurred at the beginning of fiscal 2001 and 2000.

                                                  Nine months ended
                                                       May 31,
                                              ------------------------
                                                     (unaudited)
                                                   (in thousands)

     Pro Forma                                     2001           2000
     --------------------------------         -----------  -----------

     Revenue                                  $    49,281  $    43,489
     Net income                               $     1,319  $     2,516
     Basic and diluted loss per share         $      0.20  $      0.39


Note 4 - Recent Accounting Pronouncements

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 ("SAB 101"). SAB 101 requires deferral of certain revenue items over the period that the related service is provided. Adoption of SAB 101 is required by the Company's fourth quarter of fiscal 2001. The SEC has issued interpretive guidance on the implementation of this bulletin, and the Company is completing an evaluation of its effects. SAB 101 requires the deferral of certain fees and other charges over the period of service (student enrollment); however, based on preliminary analysis, the Company does not expect SAB 101 to have a significant effect on its consolidated results of operations, financial position and cash flow.


Note 5: Shareholders' Equity

     In the first fiscal quarter of 2000, the Company adopted a repurchase program for the Company's Class A Common Stock of up to 500,000 shares. Shares of Class A Common Stock have been and maybe purchased by the Company from time to time through open market purchases and private purchase, as available. Under this program, the Company has repurchased 482,000 shares as of May 31, 2001 at a total cost of approximately $2,131,000.

Note 6: Related-Party Transactions

     As of September 1, 1999 the Company entered into an agreement to manage John Marshall. The agreement was for 10 years and includes an option to purchase John Marshall (the purchase option was exercised on March 1, 2001 - See Footnote
3. Business Combinations). A line of credit of $0.6 million was established between the Company and John Marshall. As of February 28, 2001, the Company advanced $0.5 million under the line of credit and approximately $3.1 million to fund operations. For the six months ended February 28, 2001 and the nine months ended May 31, 2000, the losses for John Marshall, excluding intercompany transactions, of $0.9 million and $1.2 million, respectively, have been included as other expenses in the Company's statements of operations and have been reflected as a reduction of the advances made to John Marshall.

     On September 1, 2000, the Company entered into a Consulting Agreement with Leeds Equity Associates, L.P. This partnership includes as a partner Jeffrey Leeds, a member of the Company's board of directors. This Agreement encompasses the performance of Company requested services over the six-month term of the Agreement. Payment is represented by a stock purchase warrant providing for the purchase of 200,000 shares of the Company's Class A common stock at a purchase price of $6.48 per share and with a seven year exercise period. The warrants are immediately exercisable and based upon the Black Scholes pricing model valued at $860,000. The warrant value was expensed over the service period resulting in half of the charge being recorded in the first fiscal quarter of 2001 and the remaining charge being recorded in the second quarter of 2001. No tax benefit has been recorded as a result of this charge.

Note 7: Comprehensive Income

     On September 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, in a financial statement for the period in which they are recognized. The disclosure of comprehensive income and accumulated other comprehensive income is as follows:

                                                             Three Months Ended                 Nine Months Ended
                                                             ------------------                 -----------------
                                                       May 31, 2001     May 31, 2000     May 31, 2001     May 31, 2000
                                                       ------------     ------------     ------------     ------------
Net income                                             $      1,097     $      1,363     $      1,749     $      2,739

Other comprehensive income:
   Unrealized gain/(loss) on investments                       (285)            (170)          (1,115)             280
   Foreign currency translation adjustment                        2               (9)             (54)             (30)
                                                      --------------------------------  -------------------------------

Total other comprehensive income                               (283)            (179)          (1,169)             250
                                                      --------------------------------  -------------------------------

Comprehensive income                                   $        814     $      1,184     $        580     $      2,989
                                                      ================================  ===============================

     As of May 31, 2001 and 2000 Accumulated Other Comprehensive Income (Expense), net of tax, was approximately $ (42,000) of expense and $418,000 of income, respectively.

Note 8: Segment Reporting


     The Company has two business segments: 1) Schools and 2) Test Preparation Materials and Workshops ("Test Preparation"). These segments are managed as separate strategic business units due to the distinct nature of their operations. The Schools Segment, which represents the operations of ASPP, U of S, MIA, PrimeTech, John Marshall, Western State University and The Connecting Link provides programs in psychology, education, business, allied health professions, network engineering, software programming and law. All operations of the Schools Segment are located in the United States with the exception of PrimeTech which is located in Canada. The Test Preparation Segment offers courses and materials for post-graduate psychology and counseling license examinations and is located in the United States.

     The following table presents financial data for the three and nine months ended May 31, 2001 and May 31, 2000 for these segments (dollars in thousands):


                                  Schools    Test Preparation   Consolidated
                                  -------    ----------------   ------------

   Three Months Ended
     May 31, 2001
     ------------
Revenue                           $15,812         $   957         $16,769
Income from operations              1,648             256           1,904
Net Income                            949             148           1,097
Total Assets                       54,367           5,409          59,776

   Three Months Ended
     May 31, 2000
     ------------
Revenue                           $11,697         $   920         $12,617
Income from operations              2,339             310           2,649
Net Income                          1,209             154           1,363
Total Assets                       34,787           3,802          38,589

   Nine Months Ended
     May 31, 2001
Revenue                           $39,903         $ 2,697         $42,600
Income from operations              3,470             700           4,170
Net Income                          1,346             403           1,749
Total Assets                       54,367           5,409          59,776

   Nine Months Ended
     May 31, 2000
Revenue                           $32,155         $ 2,652         $34,807
Income from operations              4,723             779           5,502
Net Income                          2,320             419           2,739
Total Assets                       34,787           3,802          38,589

Note 9. Subsequent Event

          On July 9, 2001, Argosy entered into an Agreement and Plan of Merger with Education Management Corporation ("EDMC") and HAC, Inc., a wholly-owned subsidiary of EDMC, pursuant to which HAC will merge with and into Argosy, with Argosy continuing as the surviving corporation. In the merger, holders of Argosy common stock will receive $12.00 per share, without interest, for each share of Argosy common stock. EDMC also entered into a Stock Purchase Agreement with Dr. Markovitz providing for the purchase of his shares of Argosy common stock at the same price per share.

          Consummation of the merger and the stock purchase is subject to a number of conditions precedent described in the Agreement and Plan of Merger and the Stock Purchase Agreement, including approval by Argosy stockholders and certain regulatory approvals.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The unaudited pro forma consolidated statement of income combines EDMC's and Argosy's historical consolidated statements of income, giving effect to the merger as if it had occurred on July 1, 2000. The unaudited pro forma condensed consolidated balance sheet combines EDMC's historical consolidated balance sheet and the historical consolidated balance sheet of Argosy, giving effect to the merger as if it had occurred on June 30, 2001. Since Argosy has a fiscal year end of August 31, the historical information included in the pro forma combined statement of income has been derived from Argosy's operating results for the twelve months ended May 31, 2001.

   The pro forma financial information reflects the purchase method of accounting for the acquisition of Argosy, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision depending upon completion of appraisals of the fair value of Argosy's assets and liabilities.

   This information should be read in conjunction with:

  . the accompanying notes to the unaudited pro forma consolidated financial statements; and

  . the separate historical financial statements of Argosy as of and for the year ended August 31, 2000, and as of and for the nine months ended May 31, 2001.

   The pro forma data is not necessarily indicative of the results of operations and financial position that would have been achieved had the merger been completed on the dates indicated or of future operations of the combined company.

                 Pro Forma Condensed Consolidated Balance Sheet (unaudited)


                                             Adjustments
                                             for Assets                  Pro Forma
                           EDMC As   Argosy  Not Acquired                Consolidated
                             of      As of       by        Acquisition    EDMC and
                          6/30/01    5/31/01   EDMC (1)   Adjustments(2)   Argosy
                          --------- -------- -----------  --------------  ---------
                                              (in thousands)
Assets:
 Cash and cash
  equivalents...........  $ 47,290  $14,616    $  (149)     $     --     $ 61,757
 Receivables, net.......    18,945    3,744     (1,251)           --       21,438
 Other current assets...    15,581    1,717       (127)           --       17,171
                          --------  -------    -------      --------     --------
 Total current assets...    81,816   20,077     (1,527)           --      100,366
                          --------  -------    -------      --------     --------
 Property and equipment,
  net...................   149,482   23,895     (1,312)           --      172,065
 Deferred income taxes
  and other long-term
  assets................     9,590    3,997     (1,253)           --       12,334
 Intangible assets......     6,140      173        (46)        8,873       15,140
 Goodwill...............    36,918   11,634       (584)       46,859       94,827
                          --------  -------    -------      --------     --------
 Total assets...........  $283,946  $59,776    $(4,722)     $ 55,732     $394,732
                          ========  =======    =======      ========     ========

Liabilities and
 Shareholders'
 Investment:
 Current liabilities....  $ 70,303  $21,424    $(1,112)     $     --     $ 90,615
 Long-term debt, less
  current portion.......    53,634    6,059       (148)       79,822      139,367
 Other long-term
  liabilities...........        60    4,819        (78)           --        4,801
                          --------  -------    -------      --------     --------
 Total liabilities......   123,997   32,302     (1,338)       79,822      234,783
Shareholders'
 investment.............   159,949   27,474     (3,384)      (24,090)     159,949
                          --------  -------    -------      --------     --------
 Total liabilities and
  shareholders'
  investment............  $283,946  $59,776    $(4,722)     $ 55,732     $394,732
                          ========  =======    =======      ========     ========

-------
(1) The assets and liabilities of John Marshall School of Law and PrimeTech Institute have been eliminated because EDMC is not acquiring these entities in the Argosy transaction.
(2) The preliminary allocation of estimated purchase price to assets acquired and liabilities assumed as of June 30, 2001 is as follows:

  Purchase price....................................................... $79,072
  Estimated acquisition cost...........................................     750
                                                                        -------
                                                                        $79,822
                                                                        =======
  Net book value of assets acquired.................................... $24,090
  Less: Intangible assets of Argosy.................................... (11,177)
  Adjustments to fair value:
    Identifiable intangible assets.....................................   9,000
    Goodwill...........................................................  57,909
                                                                        -------
                                                                        $79,822
                                                                        =======

                   Pro Forma Consolidated Statement of Income (unaudited)



                                       Argosy   Adjustments
                                       Twelve   for Assets                      Pro Forma
                         EDMC Year     Months  Not Acquired                   Consolidated
                           Ended       Ended        by        Acquisition       EDMC and
                          6/30/01      5/31/01     EDMC       Adjustments        Argosy
                         ---------    --------  -----------   -----------       ---------
                                           (in thousands, except per share amounts)
 Net Revenues........... $370,681     $51,855     $(2,598)     $     --         $419,938
 Costs and expenses:
  Educational
   services.............  242,313      24,381      (2,008)       13,472 (4)      278,158
  General and
   administrative.......   76,716      24,042      (1,962)      (13,434)(4)       85,362
  Amortization of
   intangibles..........    1,977(1)      391          --         1,409 (5)(6)     3,777
                         --------     -------     -------      --------         --------
                          321,006      48,814      (3,970)        1,447          367,297
                         --------     -------     -------      --------         --------
 Income from
  operations............   49,675       3,041       1,372        (1,447)          52,641
 Losses attributable to
  John Marshall School
  of Law................       --       1,605      (1,605)           --               --
 Other expense
  (income)..............       --          (3)         41           (38)(4)           --
                         --------     -------     -------      --------         --------
 Income before interest
  and taxes.............   49,675       1,439       2,936        (1,409)          52,641
 Interest expense
  (income), net.........    2,275        (249)        (11)        6,205 (7)        8,220
                         --------     -------     -------      --------         --------
 Income before income
  taxes.................   47,400       1,688       2,947        (7,614)          44,421
 Provision for income
  taxes.................   18,422       1,017       1,149 (3)    (2,969)(3)       17,619
                         --------     -------     -------      --------         --------
 Net income............. $ 28,978     $   671     $ 1,798      $ (4,645)        $ 26,802
                         ========     =======     =======      ========         ========
 Per Share Data:
  Basic:
   Net income........... $    .97                                               $    .90
                         ========                                               ========
   Weighted average
    number of shares
    outstanding.........   29,742                                                 29,742
  Diluted:
   Net income........... $    .93                                               $    .86
                         ========                                               ========
   Weighted average
    number of shares
    outstanding.........   31,106                                                 31,106

-------
(1) Annual goodwill amortization expense will decrease by approximately $1.1 million upon the adoption of SFAS 142, "Goodwill and Other Intangible Assets."
(2) The historical results of John Marshall School of Law and PrimeTech Institute have been eliminated because EDMC is not acquiring these entities in the Argosy acquisition.
(3) A 39.0% combined state and federal statutory rate was assumed in calculating the income tax effect of the pro forma adjustments.
(4) The Argosy results have been reclassified to conform with EDMC's presentation.
(5) The historical amortization of intangibles of Argosy has been eliminated because new values were assigned to intangible assets and goodwill at the acquisition date. Under SFAS 142, "Goodwill and Other Intangible Assets", the goodwill that resulted from the Argosy acquisition will not be amortized.
(6) EDMC's pro forma statements have been adjusted to reflect one full year of amortization of intangibles based on the new values and useful lives assigned at the time of the Argosy acquisition. Subject to the finalization of an appraisal, the excess of the purchase price over the value of Argosy's tangible assets has been assigned to intangible assets and goodwill. These intangible assets have a value of approximately $9.0 million and have an average useful life of five years.
(7) EDMC's pro forma statements have been adjusted to reflect the additional interest expense from the borrowings required for the Argosy acquisition of approximately $79.8 million at an interest rate of 6.73%, EDMC's weighted average interest rate paid on its borrowings under the credit facility during fiscal 2001. As of October 1, 2001, the average interest rate borrowings under the credit facility was 5.23%.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               EDUCATION MANAGEMENT CORPORATION


                                               /s/ Robert T. McDowell
                                               ---------------------------------
                                               By:  Robert T. McDowell
                                               Its: Executive Vice President
                                                    and Chief Financial Officer

     Date:  October 30, 2001

                               INDEX TO EXHIBITS


Exhibit
Number      Description
------      -----------

2.1 Stock Purchase Agreement dated July 9, 2001, by and between Education Management Corporation and Michael C. Markovitz (incorporated herein by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q filed by Argosy Education Group, Inc. for the quarterly period ended May 31, 2001).

2.2 Joinder Agreement dated September 26, 2001, by and between Education Management Corporation, Michael C. Markovitz, The MCM Trust and the Michael C. Markovitz Dynastic Trust (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Argosy Education Group, Inc. to report an event dated September 26,
            2001).

2.3 Agreement and Plan of Merger dated July 9, 2001, among Argosy Education Group, Inc., Education Management Corporation and HAC Inc. (incorporated herein by reference to Exhibit 2.1 of Argosy Education Group, Inc.'s Quarterly Report on Form 10-Q filed for the quarterly period ended May 31, 2001).

2.4 Irrevocable Proxy and Power of Attorney given by Dr. Markovitz to Education Management Corporation (incorporated herein by reference to Exhibit 6 of Education Management Corporation's Schedule 13D filed on October 9, 2001).

23.1 Consent of Arthur Andersen LLP, independent public accountants for Argosy Education Group, Inc., filed herewith.